Exhibit 4.1

                                      DQE, INC.

                                       Form of
                            Statement with respect to the
                       Preferred Stock, Series A (Convertible)
                      __________________________________________

                    In compliance with the requirements of Section 1522 of

          the Pennsylvania Business Corporation Law of 1988, DQE, Inc., a

          Pennsylvania corporation, certifies under its corporate seal as follows:

                    (1)  The name of the corporation is DQE, Inc.

                    (2)  At a meeting of the Board of Directors of the

          corporation duly called and held on July 29, 1997, at which a quorum was present and acting throughout, the Board adopted the following resolutions establishing a series of Preferred Stock of the corporation designated as "Preferred Stock, Series A

          (Convertible)" and determining the voting rights, preferences,

          limitations and special rights thereof:

                    RESOLVED, that pursuant to the authority expressly vested in this Board of Directors by the Restated Articles of Incorporation, as amended, of the Company, the Board hereby (i) establishes a series of Preferred Stock designated "Preferred Stock, Series A (Convertible)" (the "Series A Preferred Stock") consisting of 1,000,000 shares and having the terms and provisions presented to this meeting, such terms and provisions being incorporated into this resolution by reference and deemed to be a part hereof and (ii) directs that such terms and provisions be attached as an exhibit to the statement required by
          Section 1522 of the Pennsylvania Business Corporation Law of 1988 to be filed with the Department of State of the Commonwealth of Pennsylvania with respect to the Series A Preferred Stock; and

                    RESOLVED FURTHER, that the President, any Vice President or the Treasurer, together with the Secretary or any Assistant Secretary, of the Company be, and they hereby are, authorized and empowered to execute, with such changes as they deem necessary, under the corporate seal of the Company, and cause to be filed with the Department of State of the Commonwealth of Pennsylvania a statement with respect to the Series A Preferred Stock in accordance with Section 1522 of the Pennsylvania Business Corporation Law of 1988; and

                    (3)  The aggregate number of shares of such series

          established and designated by the Board of Directors of the corporation is 1,000,000 shares.  No additional shares of such series have been established and designated in prior statements or in any provisions of the Restated Articles of the corporation.

                    (4)  The resolutions set forth in (2) above were

          adopted by the Board of Directors of the corporation at a meeting held on July 29, 1997; and the terms and provisions of the

          Preferred Stock, Series A (Convertible) presented to and approved at such meeting are attached hereto as Exhibit A.

                    (5)  On August 5, 1997, the Taxpayer Relief Act of 1997

          (the "Act") was signed into law.  As a result of (i) the

          amendments to the Internal Revenue Code of 1986, as amended,

          contained in the Act and (ii) the operation of the provisions of subparagraph (7) of paragraph (c) of the terms and provisions of the Preferred Stock, Series A (Convertible), under law in effect at the time of filing of this Statement the corporation would not have a right or an obligation to redeem any share of such series and each share of such series would be automatically convertible into Common Stock of the corporation or other conversion

          securities on the date that would have been scheduled for the mandatory redemption thereof.

                    IN WITNESS WHEREOF, DQE, Inc. has caused this Statement

          to be executed by its Executive Vice President and Chief

          Financial Officer and its corporate seal to be hereunto affixed

          and attested by an Assistant Secretary this     day of August,

          1997.

                                             DQE, Inc.

                                             By
                                               --------------------------
                                               Gary L. Schwass
                                               Executive Vice President and
                                               Chief Financial Officer

          Attest:


          ------------------------------------

            Assistant Secretary

                    Filed in the Department of State on the___ day of ______, 1997.



                                             ------------------------------
                                             Secretary of the Commonwealth

                                                                  EXHIBIT A

                                      DQE, INC.

                                     ____________

                       PREFERRED STOCK, SERIES A (CONVERTIBLE)

                                     ____________




               One Million (1,000,000) shares of the authorized Preferred Stock shall be designated Preferred Stock, Series A (Convertible) (the "Series A Preferred Stock") and shall have the voting rights, preferences, limitations and special rights set forth in paragraphs (a) through (h) hereof.

               (a)  Dividends.
                    ---------

                    (1)  General.  When, as and if declared by the Board of
                         -------
          Directors and subject to the rights of the holders of any shares of any series of Preferred Stock or other stock ranking senior to the Series A Preferred Stock with respect to dividends, the Corporation shall pay, out of funds legally available therefor, dividends in cash to the holders of shares of Series A Preferred at the applicable dividend rate or rates.

                    (2)  Dividend Rate.  The dividend rate with respect to
                         -------------
          each share of Series A Preferred Stock shall be equal to 67% of the average yield (for a maturity range of from five to seven years) on corporate bonds rated in the second highest rating category (without regard to any refinement or gradation by a numerical modifier or otherwise) by any nationally recognized statistical rating organization for a period of not less than five business days ending on a day not more than 10 business days preceding the Date of Issuance (as hereinafter defined) of such share, as reported by any independent source of publicly available financial information, all as certified to the Corporate Secretary of the Corporation by the President, or any Vice President, or the Treasurer, or any Assistant Treasurer, of the Corporation, it being understood that each certificate representing a share or shares of Series A Preferred Stock shall set forth the actual dividend rate on the share or shares represented thereby. Anything herein to the contrary notwithstanding, (a) the dividend rate on any share of Series A Preferred Stock determined as aforesaid, if not a multiple of one-tenth (1/10) of one percentum (1%), shall be rounded up to the nearest such multiple and (b) such dividend rate shall in no event be more than 12% per annum.

                    (3)  Dividend Payment  Dates.   Dividends  on shares of
                         ----------------------
          the Series A Preferred Stock  shall be payable, subject to the terms
          and  conditions  hereof,  on   each  Dividend  Payment  Date  (as
          hereinafter defined), beginning on the first Dividend Payment Date following the respective Dates of Issuance of such shares, to the registered holders of such shares as of the close of business on the Record Date (as hereinafter defined) with respect to such Dividend Payment Date; provided, however, that, if the Date of Issuance of a share of Series A Preferred Stock shall be after a Record Date and before the corresponding Dividend Payment Date, the first payment of a dividend on such share shall be made on the next succeeding Dividend Payment Date to the holder in whose name such share is registered at the close of business on the Record Date with respect to such next succeeding Dividend Payment Date.

                    (4)  Accrual of Dividends, etc.   Dividends shall begin
                         -------------------------
          to accrue on shares of the Series A Preferred Stock from the Date or Dates of Issuance thereof; provided, however, that if additional shares of Series A Preferred Stock shall have been issued subsequent to the initial issuance of shares of Series A Preferred Stock, all dividends declared and paid or set apart for payment on the Series A Preferred Stock prior to the Date of Issuance of such additional shares shall be deemed to have been paid on such additional shares. Dividends shall accrue on a daily basis whether or not at the time the Corporation shall have funds
          legally  available for  distributions to  shareholders.   Accrued
          dividends for any period less than a full annual period shall be computed on the basis of a year deemed to consist of (A) 360 days and (B) twelve calendar months each, itself, deemed to consist of
          30 days; provided, however, that, if any part of the period for which accrued dividends are being computed shall consist of a portion of a calendar month, accrued dividends for such part of such period shall be computed on the basis of the actual number of days elapsed during such calendar month (excluding the date of payment, if any, in such calendar month) in relation to the full
          annual dividend  accrued during a  deemed 360-day year.   Accrued
          but unpaid dividends shall accumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid dividends.

                    (5)  Parity Stock.  So long as any Series A Preferred
                         ------------
          Stock shall be outstanding, if (A) at any time the Corporation shall not have satisfied in full the cumulative dividends accrued on the Series A Preferred Stock for all Dividend Periods (as hereinafter defined) ended at or prior to such time and (B) at such time there shall have accrued and shall remain unpaid, for Dividend Periods ended at or prior to such time, dividends on shares of any other series of the Preferred Stock or any other class of stock in either case ranking as to dividends on a parity with the Series A Preferred Stock, any funds of the Corporation legally available for the purpose shall be allocated among all cumulative dividends accrued and unpaid, for all Dividend Periods ended at or prior to such time, on all such parity series of the Preferred Stock and such other parity stock in proportion to the respective amounts thereof.

                    (6)  Junior Securities.  So long as any Series A
                         -----------------
          Preferred Stock  shall be outstanding, the  Corporation shall not
          (A) declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities (as hereinafter defined) or (B) make any payment on account of the redemption, purchase or other acquisition or retirement of any Junior Securities, unless, as of the date of any such declaration, setting aside or payment, as the case may be, there shall also have been declared and paid or set aside for payment dividends accumulated on the Series A Preferred Stock during all Dividend Periods ended on or prior to such date; provided, however, that the foregoing restriction shall not prohibit (X) any dividend payable solely in shares of Junior Securities or (Y) the acquisition of any Junior Securities either (i) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement), or any dividend or interest reinvestment or stock purchase plan, of the Corporation or any affiliate of the Corporation heretofore or hereafter adopted or (ii) in exchange solely for any other Junior Securities; and provided, further, that nothing herein shall prevent the simultaneous declaration or payment of dividends on both the Series A Preferred Stock and any Junior Securities if, at the time of such declaration, there are sufficient funds legally available to pay all dividends concurrently.

               (b)  Liquidation.
                      -----------

                    (1)  General.  Subject to the rights of the holders of
                         -------
          any stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock in respect of distributions upon the liquidation, dissolution or winding up of the Corporation, upon any such liquidation, dissolution or winding up (whether voluntary or involuntary), each holder of Series A Preferred Stock shall be entitled to be paid, out of the assets of the Corporation which remain after the payment and discharge of all liabilities of the Corporation, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (as hereinafter defined) of the shares of Series A Preferred Stock held by such holder plus an amount equal to accrued and unpaid dividends thereon to (but excluding) the date of payment, and the holders of Series A Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets available to be distributed among the holders of the Series A Preferred Stock and any other series of the Preferred Stock and any other stock of the corporation in either case ranking as to any such distribution on a parity with the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation's shareholders shall be allocated among all liquidation requirements on all such parity series of Preferred Stock and such other parity stock in proportion to the respective amounts then required for the satisfaction thereof.

                    (2)  Notice.   Not  less  than  30  days  prior to  the
			 -------
          payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred Stock, the payment date or dates when, and the place or places where, the amounts distributable to holders of Series A Preferred Stock in such circumstances shall be payable, and stating that such payment will be made only after the surrender of certificates representing shares of Series A Preferred Stock; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation's ability to consummate a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                    (3)  Other Transactions. Neither the consolidation,
                         ------------------
          merger or other combination of the Corporation with or into any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale, transfer or other disposition by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (b).

               (c)  Redemption.
                    ----------

                    (1)  Mandatory Redemption. The Corporation shall, on the
                         --------------------
          Scheduled Call Date (as hereinafter defined) for each share of Series A Preferred Stock, redeem such share at a price per share equal to the Liquidation Value thereof plus an amount equal to accrued and unpaid dividends thereon to (but excluding) the date fixed for redemption; provided, however, that the Corporation shall not be obligated to redeem any share of Series A Preferred Stock which is to be converted into Conversion Securities (as hereinafter defined) on or prior to the Scheduled Call Date pursuant to paragraph (d) hereof.

                    (2)  Optional Redemption. The Corporation may, at any
                         -------------------
          time after the fifth anniversary of the Date of Issuance of any shares of Series A Preferred Stock and from time to time thereafter, redeem all or any number of such shares of Series A Preferred Stock then outstanding at a price per share equal to the Liquidation Value thereof plus an amount equal to accrued and unpaid dividends thereon to (but excluding) the date fixed for redemption. If less than all of the outstanding shares of the Series A Preferred Stock are to be redeemed, the Corporation shall select the shares to be redeemed based on their respective Dates of Issuance; and, if less than all of the outstanding shares of the Series A Preferred Stock having the same Date of Issuance are to be redeemed, the Corporation shall select the shares to be redeemed pro rata, by lot or by any other method as shall be determined by the Corporation to be equitable.

                    (3) Notice of Redemption. Unless otherwise  required by
                        ---------------------
          applicable law, notice of redemption pursuant to subparagraph (1) or (2) of this paragraph (c) shall be sent to the holders of the shares of Series A Preferred Stock to be redeemed at the addresses shown on the books of the Corporation by first class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state (A) the redemption date, (B) the total number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed, (C) the redemption price, (D) the place or places where certificates for such shares are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notwithstanding the foregoing, the failure so to mail any such notice of redemption or any defect therein or in the mailing thereof shall not affect the validity of the redemption proceedings with respect to shares as to which there shall have been no such failure or defect. A notice of redemption may be combined with a notice of conversion pursuant to paragraph (d).

                    With respect to any notice of redemption of shares of Series A Preferred Stock at the option of the Corporation, unless, upon the giving of such notice, such shares shall be deemed to have been redeemed and to be no longer outstanding in accordance with and subject to subparagraph (4) of this paragraph
          (c), such notice may state that such redemption shall be conditional upon the setting aside by the Corporation or the delivery to a Redemption Agent (as hereinafter defined), on or prior to the date fixed for such redemption, of legally available funds sufficient to pay the redemption price of such shares, and that if such funds shall not have been so set aside or delivered such notice shall be of no force or effect and the Corporation shall not be required to redeem such shares. In the event that such notice of redemption contains such a condition and such funds are not so set aside or delivered, the redemption shall not be made and within a reasonable time thereafter notice shall be given that such funds were not so set aside or delivered and such redemption was not required to be made.

                    Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, (A) the shares of Series A Preferred Stock so to be redeemed shall, on the date fixed for redemption and upon surrender of certificates for such shares in accordance with such notice, be redeemed at the redemption price therein specified,
          (B) from and after such date (unless, in the case of an unconditional notice of redemption, the Corporation shall have failed to set aside or deliver to a Redemption Agent moneys to pay the redemption price and accrued and unpaid dividends to the redemption date) dividends shall cease to accrue on such shares and (C) no interest shall accrue on the redemption price on or after the date fixed for redemption.

                    (4)  Redemption Payment.  Any shares of Series A
                         ------------------
          Preferred Stock shall be deemed to have been redeemed and to be no longer outstanding capital stock of the Corporation, and all rights of the holders of such shares (except only the right to receive the redemption price thereof and (without duplication) dividends accrued and to accrue thereon to the date of the redemption thereof pursuant to this paragraph (c)) shall terminate, on the earlier of (A) the date on or after the date fixed for the redemption of such shares on which the Corporation shall have set aside money sufficient to pay the redemption price thereof and (B) the date of an irrevocable deposit with a Redemption Agent, in trust, of money in an amount which shall be sufficient to pay when due the redemption price of such shares and (without duplication) dividends accrued and to accrue thereon to (but excluding) the date fixed for the redemption thereof;
          provided, however, that in the case of the provision for redemption of less than all shares of Series A Preferred Stock then outstanding, such shares shall have been selected for redemption as provided herein and the notice of such redemption shall have been duly given or irrevocable authority shall have been given by the Corporation to such Redemption Agent to give such notice, under arrangements satisfactory to such Redemption Agent; and provided, further, that if such deposit shall have been made prior to the date fixed for the redemption of such shares, the Corporation shall have delivered to such Redemption Agent written instructions stating that the money so deposited with such Redemption Agent shall be held by such Redemption Agent, in trust, as hereinafter provided.

                    The money deposited with a Redemption Agent pursuant to this subparagraph (4) of paragraph (c) shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the redemption price of the shares of Series A Preferred Stock in respect of which such deposit was made and (without duplication) dividends accrued and to accrue thereon to the date fixed for the redemption thereof; provided, however, that any of such moneys so held by such Redemption Agent on the date fixed for the redemption of such shares in excess of the amount required to pay the redemption price thereof and (without duplication) dividends accrued and unpaid thereon to (but excluding) the date fixed for the redemption thereof shall be paid over to the Corporation free and clear of any trust, lien or pledge.

                    Any money remaining set aside by the Corporation or on deposit with a Redemption Agent and unclaimed by the registered holders of shares so called for redemption at the end of a period of one year after the date fixed for redemption shall be paid over to the Corporation and/or returned to its general funds and thereafter such holders shall look only to the Corporation for the satisfaction of such rights, if any, as they may have to the payment of the redemption price of such shares and (without duplication) dividends accrued and unpaid to (but excluding) the date fixed for redemption.

                    (5)  Parity Stock.  If (A) at any time the Corporation
                         ------------
          shall not have satisfied in full its redemption obligations under subparagraph (1) of this paragraph (c) and (B) at such time the Corporation shall be obligated to redeem, purchase or otherwise acquire or retire shares of any other series of Preferred Stock or any other class of stock in either case ranking as to distributions upon liquidation, dissolution or winding up on a parity with the Series A Preferred Stock, any funds of the Corporation legally available for the purpose shall be allocated among all such obligations on all such parity series of Preferred Stock and such other parity stock in proportion to the respective amounts thereof.

                    (6)  Junior Securities.  If at any time the Corporation
                         -----------------
          shall not have satisfied in full its redemption obligations under subparagraph (1) of this paragraph (c), the Corporation shall not
          (A) declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities or (B) make any payment on account of the redemption, purchase or other acquisition or retirement of any Junior Securities; provided, however, that the foregoing restriction shall not prohibit (X) any dividend payable solely in shares of Junior Securities or (Y) the acquisition of Junior Securities either (i) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement), or any dividend or interest reinvestment or stock purchase plan, of the Corporation or any affiliate of the Corporation heretofore or hereafter adopted or (ii) in exchange solely for any other Junior Securities.

                    (7)  Limitation.  Anything in this paragraph (c) to the
                         -----------
          contrary notwithstanding, the Corporation shall not have at any time any right to redeem, or any obligation to redeem, any share of Series A Preferred Stock if, by virtue of the Corporation having such right or obligation at such time, such share of Series A Preferred Stock, effective as of its Date of Issuance, would not constitute "stock" for purposes of any of Sections 351, 354, 355, 356 and 1036 of the Internal Revenue Code of 1986, as amended, or any successor provisions thereto.

               (d)  Conversion.
                    ----------

                    (1) General. The Corporation may, at any time and from
                        -------
          time to time, convert all or any number of shares of the Series A Preferred Stock into Conversion Securities. If less than all of the outstanding shares of the Series A Preferred Stock are to be converted, the Corporation shall select the shares to be converted based on their respective Dates of Issuance; and, if less than all of the outstanding shares of the Series A Preferred Stock having the same Date of Issuance are to be converted, the Corporation shall select the shares to be converted pro rata, by lot or by any other method determined by the Corporation to be equitable. Each share of Series A Preferred Stock to be so converted shall be converted into a number of units of Conversion Securities computed by dividing the Liquidation Value by the Fair Market Value (as hereinafter defined) for the Conversion Securities, all as of the close of business on the trading day next preceding the date fixed for conversion. If the Conversion Securities are not securities of the Corporation, prior to the conversion of any shares of Series A Preferred Stock, the Corporation shall acquire sufficient Conversion Securities to effectuate the conversion. The Corporation shall make a cash payment in lieu of delivering fractional securities upon any conversion, such payment to be based upon the Fair Market Value of any fractional securities otherwise deliverable as of the close of business on the trading day next preceding the date fixed for conversion.

                    (2)  Notice of  Conversion.  Unless  otherwise required by
                         --------------------
          applicable law,  notice of conversion pursuant  to this paragraph
          (d) shall be sent to the holders of shares of Series A Preferred Stock to be converted at the addresses shown on the books of the Corporation by first class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the conversion date. Each such notice shall state (A) the conversion date, (B) the total number of shares of Series A Preferred Stock to be converted and, if fewer than all the shares held by such holder are to be converted, the number of such shares to be converted, (C) the Conversion Securities into which such shares are to be converted, (D) the place or places where certificates for such shares are to be surrendered in exchange for Conversion Securities and (E) that dividends on the shares to be converted will cease to accrue on such conversion date. Notwithstanding the foregoing, the failure so to mail any such notice of conversion or any defect therein or in the mailing thereof shall not affect the validity of the conversion proceedings with respect to shares as to which there shall have been no such failure or defect. A notice of conversion may be combined with a notice of redemption pursuant to paragraph (c).

                    Notice of  conversion having  been given  as aforesaid,
          (A) the shares of Series A Preferred Stock so to be converted shall, on the date fixed for conversion, be deemed to have been converted into Conversion Securities in accordance with such notice (to the extent that the same are securities of the Corporation) or converted into the right to receive Conversion Securities (to the extent that the same are securities of another Person (as hereinafter defined)), (B) from and after such date (unless the Corporation shall have failed to set aside or acquire Conversion Securities and moneys to pay accrued and unpaid dividends to the conversion date) dividends shall cease to accrue on such shares and (C) all rights of the holders of such shares (except only rights as holders of Conversion Securities (to the extent the same are securities of the Corporation), the right to receive Conversion Securities (to the extent that the same are securities of another Person) and the right to receive (without duplication) an amount equal to dividends accrued thereon to the date fixed for such conversion) shall terminate.

                    (3)  Conversion Procedure.  Upon the surrender by a
                         --------------------
          holder of converted shares of Series A Preferred Stock of certificates representing such shares in accordance with the notice of conversion on or after the conversion date, the Corporation shall deliver to or upon the order of such holder:

                         (A) whole units of the Conversion Securities into which such shares of Series A Preferred Stock have been converted, certificates representing securities to be registered in such name or names, and to be issued in such denominations, as such holder shall have specified;

                    (B) in lieu of fractional units of Conversion Securities resulting from the conversion of such shares of Series A Preferred Stock, an amount equivalent to the Fair Market Value of any such fractional units of Conversion Securities as of the close of business on the trading day next preceding the conversion date;

                    (C)  an  amount   equivalent  to  accrued   and  unpaid
               dividends on such shares of Series A Preferred Stock to (but excluding) the conversion date; and

                    (D) a certificate representing any shares of Series A Preferred Stock which had been represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                    (4)  Miscellaneous. (A)  The delivery of
                         -------------
          certificates representing Conversion Securities upon conversion of shares of Series A Preferred Stock shall be made without charge to the holders of such shares for any tax or other governmental charge in respect thereof or other cost incurred by the Corporation in connection with such conversion, except that the Corporation shall not be required to pay any such tax or charge payable by reason of the registration of Conversion Securities in a name other than the name of the holder of the shares of Series A Preferred Stock which were so converted.

                    (B) Anything herein to the contrary notwithstanding, upon the conversion of shares of Series A Preferred Stock, the Corporation shall have the right to elect to deliver, or cause the delivery of, either (i) authorized but unissued Conversion Securities reserved for such purpose or (ii) authorized but previously issued Conversion Securities.

                    (5)  Mandatory Conversion.  Anything in this paragraph
                         --------------------
          (d) to the contrary notwithstanding, if, pursuant to subparagraph
          (7) of paragraph (c), the Corporation shall not have an obligation to redeem any share of Series A Preferred Stock on the Scheduled Call Date with respect to such share, such share of Series A Preferred Stock, to the extent that such share has not been converted into Conversion Securities prior to such Scheduled Call Date, shall be converted automatically into Conversion Securities on such Scheduled Call Date.

               (e)  Definitions.
                    -----------

                    "Common Stock" means the Corporation's common stock,
                    ------------
          without par value.

                    "Conversion Securities" means, initially, shares of
                    ----------------------
          Common Stock; provided, however, that if there shall have occurred an Organic Change, then the term "Conversion Securities" shall mean the class or type of stock, securities, cash or other assets (payable in kind) to which the holders of Common Stock or other Conversion Securities outstanding immediately prior to the effective time of the Organic Change are entitled to receive (either directly or upon subsequent liquidation) with respect to or in exchange for Common Stock or such other Conversion Securities as a result of the Organic Change; and provided, further, that if, by virtue of the structure of such transaction, a holder of Common Stock or other Conversion Securities is required to make an election with respect to the nature and kind of consideration to be received in such transaction, then Conversion Securities shall mean the stock, securities, cash or other assets (payable in kind) receivable in such transaction by a holder of the number of shares of Common Stock or other Conversion Securities into which shares of Series A Preferred Stock could have been converted immediately prior to the effective time of such transaction if such holder of Common Stock or other Conversion Securities failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other assets receivable upon such transaction (it being understood that, if the kind or amount of stock, securities, cash or other assets receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

                 "Date of Issuance", as to any share of Series A Preferred
                 -----------------
          Stock, means the date on which the Corporation initially issues such share, irrespective of the subsequent delivery of certificates for such share upon registration of transfer or exchange.

                    "Dividend Payment Date", as to the Series A Preferred
                    -----------------------
          Stock, means January 1, April 1, July 1 and October 1.

                    "Dividend Period", as to the shares of the Series A
                    ----------------
          Preferred Stock or any other series of the Preferred Stock or of any other class of stock in either case ranking as to dividends on a parity with the Series A Preferred Stock, means the period commencing on any dividend payment date prescribed for such series and ending on the day next preceding the next succeeding dividend payment date for such series, except that the initial Dividend Period for any particular shares of any series or class shall be the period commencing on the date or dates from which dividends on such shares shall be cumulative and ending on the day next preceding the first dividend payment date prescribed for such shares.

                    "Fair Market Value",  as to publicly traded shares of
                    ------------------
          Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, as of a particular day, means the average Market Price of such shares or securities over a period of five consecutive trading days ending on (and including) the trading day as of which "Fair Market Value" is being determined. "Fair Market Value", as to any security which is not publicly traded or of any other property, as of a particular day, means the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors available to make such determination, as determined in good faith by the Board of Directors.

                    "Junior Securities" means the Common Stock and (1) for
                    ------------------
          purposes  of clause (A) in subparagraph (6) of paragraphs (a) and
          (c) above, any other class or series of stock ranking junior to the Series A Preferred Stock in right of payment of dividends or
          (2) for all other purposes, any other class or series of stock ranking junior to the Series A Preferred Stock in right of payment of amounts distributable upon liquidation, dissolution or winding up.

                    "Liquidation Value", as to any share of Series A
                    -------------------
          Preferred Stock, means the amount of $100.

                    "Market Price", as to publicly traded shares of Common
                    --------------
          Stock or any other class of capital stock or other security of the Corporation or any other issuer which are publicly traded, as of a particular day, means the last reported sales price, regular way, or, if no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the Composite Tape for New York Stock Exchange Transactions or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors.

                    "Organic Change" means any recapitalization,
                    ----------------
          reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or similar transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets with respect to or in exchange for Common Stock. The transactions contemplated by the Agreement and Plan of Merger, dated as of April 5, 1997, among the Corporation, Allegheny Power System, Inc. and AYP Sub, Inc., if consummated, would constitute an Organic Change, and, giving effect thereto, Conversion Securities would be shares of common stock, par value $1.25 per share, of Allegheny Power System, Inc. Anything herein to the contrary notwithstanding, if the Corporation shall not be the surviving or resulting person following any Organic Change, the Series A Preferred Stock shall by virtue of such Organic Change be exchanged for, or changed, reclassified or converted into, preferred stock of such successor or resulting Person having in respect of such Person, insofar as practicable, the same preferences, limitations, voting rights and special rights that the Series A Preferred Stock had immediately prior to such Organic Change except for the change in the type of Conversion Securities into which such preferred stock is convertible effected as a result of such Organic Change.

                    "Person" means an individual, a partnership, a
                    --------
          corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                   "Record Date", as to any Dividend Payment Date, means the
                   ------------
          fifteenth day of the calendar month next preceding such Dividend Payment Date.

                  "Redemption Agent" means any bank or trust company having
                  -----------------
          a combined capital and surplus of at least $2,000,000 and doing business in the continental United States, selected by the Corporation in connection with the redemption of any shares of Series A Preferred Stock.

                    "Scheduled Call Date", as to any share of Series A
                    --------------------
          Preferred  Stock,  means  the  first  day   of  the  first  month
          commencing after the sixth anniversary of the Date of Issuance of such share.

               (f)  Ranking; Pro Rata Sharing; Retirement.
                    -------------------------------------

                    (1)  Ranking.  The Series A Preferred Stock shall rank
                         -------
          senior to the Common Stock as to the payment of dividends and as to the distribution of assets on liquidation, dissolution or winding-up of the Corporation, and, unless otherwise provided in the Restated Articles of Incorporation, as the same may be amended, including one or more amendments relating to one or more subsequent series of Preferred Stock, the Series A Preferred Stock shall rank on a parity with all other series of Preferred Stock as to the payment of dividends and as to the distribution of assets on liquidation, dissolution or winding-up.

                    (2)  Pro Rata Sharing.  Except to the extent otherwise
                         ---------------
          provided in the Restated Articles of Incorporation, as the same may be amended, all payments to be made in respect of the shares of Series A Preferred Stock and any other stock ranking on a parity with the Series A Preferred Stock with respect to payments of such character shall be made pro rata, so that amounts paid per share on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the amounts then payable per share on the shares of the Series A Preferred Stock and such other stock bear to each other.

                   (3) Retirement. Any shares of Series A Preferred Stock
                      ----------
          redeemed or converted as provided hereby shall be retired as shares of Series A Preferred Stock and be restored to the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and may thereafter be reissued as permitted by applicable law.

               (g)  Voting Rights.
                    -------------

                    (1)  General.  The holders of Series A Preferred Stock
                         --------
          shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as one class. Each share of Series A Preferred Stock shall be entitled to three votes; provided, however, that if there is a change in the number of shares of Common Stock outstanding as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or similar transaction, the number of votes per share of Series A Preferred Stock shall be equitably adjusted.

                    (2)  No Special Rights.  Except to the extent otherwise
                         -----------------
          specifically provided by applicable law or set forth in subparagraph (1) of this paragraph (g), holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action.

               (h)  Notices.
                    -------

                    Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be sufficiently given, and shall be deemed given, if and when mailed, first class postage prepaid, (1) to the Corporation, at its principal executive offices and (2) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by such holder).

                                  _____________________